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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
                          PINNACLE AIRLINES CFO DEPARTS

Pinnacle Airlines (NASDAQ: PNCL), Memphis, Tenn. August 13, 2004

Pinnacle Airlines has announced that Chief Financial Officer Curtis E. Sawyer will be leaving the airline to accept the position of Chief Financial Officer for Midwest Airlines, located in Milwaukee, WI.

Philip H. Trenary, Pinnacle's President & CEO said "Curt's leadership at Pinnacle during the turnaround and record growth at Pinnacle during the past seven years has been invaluable. We are grateful for his contributions and wish him the best."

Pinnacle has retained an executive search firm to recruit his replacement as expeditiously as possible.

Pinnacle Airlines, Inc., operates under the name Northwest Airlink and provides service to destinations in the United States and Canada. Pinnacle operates an all-jet fleet of Canadair 44 and 50-seat Regional Jets from Northwest hubs at Detroit, Memphis and Minneapolis - St. Paul. Pinnacle Airlines maintains its headquarters in Memphis, Tenn., and employs more than 2,500 People. For further information, please contact Philip Reed, Vice-President, Marketing at 901-348-4257, or visit our web-site at www.nwairlink.com.

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or on line from the Commission. Should one of more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

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